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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                     FORM 8K


                                Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report March 5, 2001


                     LIFE ENERGY & TECHNOLOGY HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
Delaware                                     33-24483-NY                 11-2914841
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(State or other jurisdiction              (Commission File             (IRS Employer
of incorporation                           number)                  Identification Number)


2005 Beechgrove Place, Utica, New York                                       13501
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(Address of principal executive offices)                                  (Zip Code)
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Registrant's telephone number, including area code:  315 724 8370




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Item 5 Other Events.

         In the first part of calendar 2001, the company has begun a significant geographical shift in the focus of its activities. Specifically, the company is currently negotiating with prospective joint venture partners for its Biosphere Process'TM' in Russia, Africa and the Middle East. In conjunction with these activities, the companies' oil and gas subdivision is also pursuing leases and opportunities in Africa and the Middle East.

The modular Biosphere Process'TM' is a waste to energy system based on the principal of separating Municipal Solid Waste (MSW), reusing and recycling products that are economically viable, developing new products from waste materials, and using waste material, to produce electricity via Micro Power Generation. Based on the intended sites and markets for the Biosphere System'TM' the integrated logistics required for their delivery, installation, operator training and operation, and the more cost effective and competitive engineering manufacturing sectors in Eastern Europe, management has decided to manufacture the 50 Biosphere Systems'TM' currently being produced in Eastern Europe. At present, the company is in the pre-assembly stage of 50 Biosphere Systems'TM' which have a manufactured value of USD$5M each and are intended to meet contract demand.

The company has been in the process of restructuring its less cost effective Irish manufacturing operations. This restructuring includes all of the company's Irish interests. Management believe that this restructuring of its operations will provide a more cost effective means of producing the Biosphere Systems'TM'. Management also believes that this restructuring will have minimal effect on its balance sheet but has the potential to significantly increase profits and the companies' ability to meet contract demands in the future.




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                                   SIGNATURES







         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.


Dated:  March 5, 2001



                                    LIFE ENERGY & TECHNOLOGY HOLDINGS INC.


                                       By /s/ Christopher A. McCormack
                                       -------------------------------
                                             Christopher A. McCormack,
                                              Chief Executive Officer





                            STATEMENT OF DIFFERENCES

     The trademark symbol shall be expressed as........................'TM'